NORTHSTAR REALTY FINANCE
ANNOUNCES THIRD QUARTER 2006 RESULTS

Third Quarter Highlights

•
Third quarter AFFO per share of $0.35, excluding a $0.01 per share unrealized loss relating to mark-to-market adjustment on warehouse facilities, an increase of 35% over third quarter 2005 AFFO, excluding $0.02 of unrealized gains.

•	Record $804 million in new financings committed in 82 separate transactions.

•	Total revenues increase 240% to $58.6 million, compared with third quarter 2005.

•	Assets under management increase to $4.3 billion.

•	$60 million raised through sale of 2.4 million shares of 8.75% cumulative redeemable perpetual preferred stock.

•	Third quarter dividend of $0.34 per share, a 48% increase over third quarter 2005.

NEW YORK, NY, November 8, 2006 — NorthStar Realty Finance Corp. (NYSE: NRF) today announced its third quarter 2006 results. NorthStar reported adjusted funds from operations (“AFFO”) for the quarter ended September 30, 2006 of $0.34 per share versus $0.28 per share for the third quarter 2005. AFFO for the third quarter 2006 was $16.5 million, compared with $7.6 million for the third quarter 2005. Excluding a $0.01 per share unrealized loss relating to the mark-to-market adjustment on securities warehouse facilities, third quarter AFFO per share was $0.35. Net income for the third quarter 2006 was $9.7 million, or $0.23 per share, compared with $4.6 million, or $0.22 per share for third quarter 2005. For a reconciliation of net income to AFFO, please refer to the tables on the following pages.

NorthStar announced that during the third quarter it closed on 17 new financing and net lease commitments and 65 real estate securities investments for a total of $804 million, of which $754 million was funded during the quarter. In addition, NorthStar funded $2 million under pre-existing commitments and received $98 million in loan repayments. For the quarter ended September 30, 2006, NorthStar generated a return on average common book equity of 23.0%, pre-G&A and unrealized mark-to-market loss. Please refer to the tables on the following pages for a calculation of return on average common book equity, pre-G&A and unrealized mark-to-market loss.

David T. Hamamoto, president and chief executive officer commented, “NorthStar’s growing franchise and reputation continues to generate attractive financing and investment opportunities across our three major business lines. We are growing proprietary relationships that generate repeat customer business through our performance in delivering flexible financing structures to our borrowers. Direct originations this quarter accounted for 85% of our funded loan volumes, and 46% of this quarter’s funded loans were with repeat customers. We are pleased to have high quality institutional sponsors among our repeat customers, and look forward to expanding our penetration of these borrowers as our reputation as a responsive lender grows.”

Mr. Hamamoto continued, “NorthStar’s securities investment and management and net leasing businesses also continue to produce attractive returns and opportunities. As NorthStar grows, we are seeing many opportunities to expand our lending and investment platforms into areas that complement our core businesses, similar to our strategic venture with Wakefield in the healthcare sector.”

Investment Summary

NorthStar committed to $804 million of new investments during the third quarter 2006. NorthStar committed to $360 million of loans in 13 transactions, funded $310 million, and received $98 million of loan principal repayments. During the third quarter, NorthStar invested in 65 real estate securities transactions totaling $321 million, and acquired $123 million of net lease investments in four transactions comprising 12 separate properties.

First mortgages and junior participations in first mortgages represented 85.6% and mezzanine loans represented 14.4% of third quarter committed loan volume. Weighted average first and last dollar loan-to-value was 10.7% and 85.2%, respectively.

NorthStar’s real estate securities investments during the quarter had a weighted average credit rating of BBB/Baa2, reflecting NorthStar’s focus on higher credit-quality securities. Eight of the transactions replaced collateral that repaid in an existing CDO, and 46 of the investments are being funded in off-balance sheet warehouse lines for future CDO financings.

As of September 30, 2006, NorthStar had $4.3 billion of assets under management.

Financing and Risk Management

On August 1, 2006, a wholly owned subsidiary of NorthStar issued $30 million of trust preferred securities in a private placement. The trust preferred securities have a 30-year term and bear a floating rate of LIBOR plus 2.70%. Simultaneous with the issuance, NorthStar entered into an interest rate swap with a commercial bank that converted this floating rate borrowing to a 8.16% fixed rate for ten years.

On September 14, 2006, NorthStar completed the sale of 2.4 million shares of its 8.75% Series A cumulative redeemable preferred stock at a price of $25.00 per share. NorthStar raised net proceeds of approximately $57.9 million which were used to repay borrowings under its credit facilities and to fund new investments.

On November 3, 2006, NorthStar completed a $100 million unsecured credit facility which replaced a $50 million unsecured credit facility maturing November 10, 2006. The new facility has a three-year term and bears interest based upon the Company’s overall leverage, but not to exceed LIBOR plus 2.50%. At September 30, 2006, the facility’s interest rate would have been LIBOR +2.25%.

At September 30, 2006, NorthStar had $458 million outstanding under its $650 million of committed secured credit facilities and had no outstanding principal balance under its $50 million unsecured credit facility. The average cost, including fees and expenses, of NorthStar’s on-balance sheet debt was 6.31% at September 30, 2006.

At September 30, 2006, the weighted average first and last dollar loan-to-value of NorthStar’s loans was 31.4% and 79.0%, respectively. The average credit rating of NorthStar’s real estate securities was BBB/Baa2 and the net leased assets were fully leased with a weighted average remaining lease term of 10.2 years.

As of September 30, 2006, NorthStar had no delinquencies or non-performing assets and experienced no losses during the quarter.

Andrew C. Richardson, chief financial officer and treasurer, stated, “Our growing asset base is enabling NorthStar to realize operating leverage benefits. General and administrative expenses, excluding equity-based compensation, were 11.4% of revenues for third quarter, down from 15.2% last quarter. This quarter’s G&A expenses included approximately $500,000 relating to costs associated with engaging our current accounting firm to opine on prior period financial statements of NorthStar previously audited by another accounting firm. We made this investment to enable NorthStar to more efficiently access the capital markets when conditions are favorable, rather than having to involve two separate accounting firms in the process. As a growing finance company, we are focused not only in expanding our sources of capital but also in using the most cost-effective capital when it is available.”
Mr. Richardson continued, “We are pleased with the credit performance of our assets. The investments we made earlier this year in our portfolio management systems provide us with a scalable platform which we expect will continue to deliver valuable, realtime information that we can use to proactively manage our asset base.”

Dividends

On October 24, 2006, NorthStar announced that its Board of Directors declared a cash dividend of $0.34 per share of common stock, payable with respect to the quarter ended September 30, 2006. The dividend will be paid on November 15, 2006 to shareholders of record as of the close of business on November 6, 2006. The dividend represents an increase of 47.8% from the dividend of $0.23 per share paid in the prior year quarter.

At September 30, 2006, NorthStar had 48,075,500 total shares and operating partnership units outstanding, and an $8.29 book value per share. Minority interest relating to the operating partnership was $42.2 million at September 30, 2006.

Earnings Conference Call

NorthStar will hold a conference call to discuss third quarter 2006 financial results on November 8, 2006, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.

The call will be webcast live over the Internet from NorthStar's website at http://www.nrfc.com and will be archived on the company's website. The call can also be accessed live over the phone by dialing 800-257-2101, or for international callers, by dialing 303-262-2137.

A replay of the call will be available one hour after the call through Wednesday, November 15, 2006 by dialing 800-405-2236 or 303-590-3000 for international callers, using pass code 11074174.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that originates and invests in commercial real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share and share data)
	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
Revenues and other income:
Interest income	$41,059	$11,532	$86,346	$26,757
Interest income - related parties	2,915	1,938	8,734	5,128
Rental and escalation income	11,174	2,577	25,624	6,647
Advisory and management fee income - related parties	1,454	1,162	4,447	3,233
Other revenue	2,007	23	4,360	99
Total revenues	58,609	17,232	129,511	41,864
Expenses:
Interest expense	33,043	8,812	67,210	21,126
Real estate properties - operating expenses	2,258	469	5,665	1,203
General and administrative:
Salaries and equity-based compensation(1)	5,013	2,135	14,968	6,433
Shared services - related party	—	344	—	1,030
Insurance	382	242	930	672
Auditing and professional fees	1,164	337	3,470	2,485
Other general and administrative	2,215	446	5,178	1,437
Total general and administrative	8,774	3,504	24,546	12,057
Depreciation and amortization	4,050	963	9,388	2,476
Total expenses	48,125	13,748	106,809	36,862
Income from operations	10,484	3,484	22,702	5,002
Equity in earnings of unconsolidated ventures	116	61	312	167
Unrealized gain (loss) on investments and other	21	414	1,645	963
Realized gain (loss) on investments and other	311	1,661	1,109	2,162
Income before minority interest and discontinued operations	10,932	5,620	25,768	8,294
Minority interest to Operating Partnership	(1,221)	(1,159)	(3,470)	(1,710)
Minority interest in Joint Ventures	(37)	—	(37)	—
Income from continuing operations before discontinued operations	9,674	4,461	22,261	6,584
Income (loss) from discontinued operations, net of minority interest to Operating Partnership	—	155	103	280
Gain on sale from discontinued operations, net of minority interest to Operating Partnership	—	—	141	8,630
Gain on sale of joint venture interest, net of minority interest to Operating Partnership	—	—	279	—
Net income	$9,674	$4,616	$22,784	$15,494

Net income per share from continuing operations (basic/diluted)	$0.23	$0.21	$0.62	$0.31
Income (loss) from discontinued operations (basic/diluted)	—	0.01	—	0.01
Gain on sale of discontinued operations and joint venture interest (basic/diluted)	—	—	0.01	0.41
Net income available to common shareholders	$0.23	$0.22	$0.63	$0.73
Weighted average number of shares of common stock:
Basic	42,513,172	21,264,930	36,143,726	21,255,190
Diluted	48,068,996	26,790,161	41,770,003	26,774,300

(1) For the three months ended September 30, 2006 and 2005, includes $2,108 and $740 of equity-based compensation expense.
For the nine months ended September 30, 2006 and 2005, includes $6,564 and $2,499 of equity-based compensation expense.

NorthStar Realty Finance Corp.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share and share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS:
Cash and cash equivalents	$43,462	$27,898
Restricted cash	104,045	27,501
Real estate debt investments	1,322,250	681,106
Debt securities available for sale	762,215	149,872
Operating real estate, net	418,619	198,708
CDO deposit and warehouse agreements	17,170	9,458
Investments in and advances to unconsolidated ventures	11,860	5,458
Receivables, net of allowance of $4 in 2006 and 2005	14,355	5,218
Unbilled rents receivable	2,298	1,117
Receivables - related parties	522	528
Deferred costs and intangible assets, net	78,814	38,745
Assets of properties held for sale	—	2,918
Derivative instruments	793	726
Other assets	15,081	7,312
Total assets	$2,791,484	$1,156,565

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
CDO bonds payable	$1,134,127	$300,000
Mortgage notes and loans payable	355,242	174,296
Liability to subsidiary trusts issuing preferred securities	188,458	108,258
Credit facilities	457,960	243,002
Repurchase obligations	79,295	7,054
Obligations under capital leases	3,433	3,375
Accounts payable and accrued expenses	17,166	9,091
Payables - related parties	143	26
Escrow deposits payable	49,125	11,571
Derivative liability	15,314	32
Other liabilities	19,510	7,157
Total liabilities	2,319,773	863,862

Minority interest in operating partnership	42,222	44,278
Minority interest in joint ventures	15,117	—

Commitments and contingencies
Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference, 2,400,000 shares issued and outstanding at September 30, 2006, and 0 at December 31, 2005	57,933	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 42,681,833 and 30,464,930 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	428	305
Additional paid-in capital	345,606	224,892
Retained earnings	16,662	23,966
Accumulated other comprehensive loss	(6,257)	(738)
Total stockholders’ equity	414,372	248,425
Total liabilities and stockholders’ equity	$2,791,484	$1,156,565

NorthStar Realty Finance Corp.
Reconciliation of Net income to Funds from Operations and Adjusted Funds from Operations
(Amounts in thousands, except per share data)

The following is a reconciliation of net income to FFO and AFFO and illustrates the difference in this measure of operating performance

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

Funds from Operations:
Income before minority interests	$10,932	$5,620	$25,768	$8,294
Adjustments:
Minority Interest in Joint Ventures	(37)	—	(37)	—
Depreciation and amortization	4,050	963	9,388	2,476
Funds from discontinued operations	—	314	121	1,026
Real estate depreciation and amortization - unconsolidated ventures	326	—	658	—
Funds from Operations	$15,271	$6,897	$35,898	$11,796

Adjusted Funds from Operations:
Funds from Operations	$15,271	$6,897	$35,898	$11,796
Straight-line rental income, net	(325)	(20)	(998)	(58)
Straight-line rental income, discontinued operations	—	5	—	(279)
Straight-line rental income, unconsolidated ventures	(144)	—	(176)	—
Amortization of equity-based compensation	2,108	740	6,564	2,499
Fair value lease revenue (SFAS 141 adjustment)	(375)	(1)	(490)	(4)
Adjusted Funds from Operations	$16,535	$7,621	$40,798	$13,954

Less: Unrealized mark-to-market gain / (loss)	(120)	561	954	1,422

AFFO, excluding unrealized mark-to-market gain / (loss)	$16,655	$7,060	$39,844	$12,532

FFO per share of common stock	$0.32	$0.26	$0.86	$0.44

AFFO per share of common stock	$0.34	$0.28	$0.98	$0.52

AFFO per share of common stock, excluding unrealized mark-to-market gain / (loss)	$0.35	$0.26	$0.95	$0.47

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar's historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations, (ii) Adjusted Funds From Operations, (iii) Adjusted Funds From Operations exclusive of mark-to-market gains and losses, (iv) Return on Average Common Book Equity, and (v) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that FFO, AFFO and AFFO exclusive of unrealized mark-to-market gains or losses, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. NorthStar computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. NorthStar calculates AFFO by subtracting from (or adding) to FFO:

•
normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•	an adjustment to reverse the effects of straight-lining of rents and fair value lease revenue under SFAS 141; and

•	the amortization or accrual of various deferred costs including intangible assets and equity based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, may not be comparable to such other REITs.

We believe that FFO, AFFO and AFFO exclusive of unrealized mark-to-market gains or losses are additional appropriate measures of the Company’s operating performance because they facilitate an understanding of NorthStar’s operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time. Since FFO is generally recognized as industry standards for measuring the operating performance of an equity REIT, management also believes that FFO provides investors with an additional useful measure to compare NorthStar’s financial performance to other REITs.

Neither FFO, AFFO nor AFFO as adjusted for unrealized mark-to-market gains or losses is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO, AFFO and AFFO as adjusted for unrealized mark-to-market gains or losses do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO, AFFO nor AFFO as adjusted for unrealized mark-to-market gains or losses should be considered as an alternative to net income as an indicator of the NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

We calculate return on average common book equity (“ROE”) on a consolidated basis and for each of our major business lines. We believe that ROE provides a good indication of the performance of the Company and our business lines because it provides the best approximation of cash returns on common equity invested. Management uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business. ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (Pre-G&A and Unrealized Mark-to-Market Loss)
($ in thousands)
	Three Months Ended September 30, 2006		Annualized

Adjusted funds from operations (AFFO)	$16,535
Plus: Unrealized Mark-to-Market Loss(1)	120
AFFO, Pre-Unrealized Mark-to-Market Loss	16,655		66,620	(A)

Plus: General & Administrative Expenses	8,774
Less: Equity-Based Compensation and Straight-Line Rent included in G&A	2,291
AFFO, Pre-Unrealized Mark-to-Market Loss and G&A	23,138		92,552	(B)

Average Common Book Equity & Operating Partnership Minority Interest (2)	$402,313	(C)
Return on Average Common book Equity
Pre-Unrealized Mark-to-Market Loss	16.6%	(A)/(C)
Pre-Unrealized Mark-to-Market Loss and G&A	23.0%	(B)/(C)

(1)   Represents the change in value of off-balance sheet warehouse facilities caused by changes in interest rates.
(2)   Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Return on Average Common Book Equity (Pre-G&A and Unrealized Mark-to-Market Loss)
($ in thousands)
	Three Months Ended September 30, 2006
	Lending	Securities	Net Lease	Total

AFFO, Pre-G&A and Unrealized Mark-to-Market Loss	$13,981	$6,281	$2,876	$23,138

Annualized	$55,924	$25,124	$11,504	92,552	(A)
Average Common Book Equity & Operating Partnership Minority Interest (1)	$241,245	$90,278	$70,790	$402,313	(B)

ROE, Pre-G&A and Unrealized Mark-to-Market Loss	23.2%	27.8%	16.3%	23.0%	(A)/(B)

(1)  Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Third Quarter Funded Loan and Net Lease Statistics
($ in thousands)

	Loans
	Fixed	Floating	Total	Net Lease
Amount Funded	$100,536	$207,697	$308,233	$123,499
Weighted Average Yield	12.16%	8.41%	9.64%	8.85%
Weighted Average all in spread / margin(1)	7.29%	3.07%	-	NA
Weighted Average First $ LTV	33.1%	0.0%	10.7%	NA
Weighted Average Last $ LTV	89.5%	83.2%	85.2%	NA

(1) Based on average quarterly and one-month LIBOR and US Treasury rates during the quarter.

Third Quarter Funded Securities Investments Statistics
($ in thousands)

Amount
Invested(1)
CMBS (investment grade)	$171,251
CMBS (non-investment grade)	81,592
REIT Debt (investment grade)	14,956
REIT Debt (non-investment grade)	14,813
Bank Loans (investment grade)	5,750
Bank Loans (non-investment grade)	12,551
CDO Equity Synthetic (non-investment grade)	20,000
Total	$320,913

(1) Securities investments are generally acquired in off-balance sheet warehouse facilities.

Assets Under Management at September 30, 2006
($ in thousands)

	$	%
Investment grade securities	$1,846,703	42.7%
First mortgages(1)	834,528	19.3%
Non-investment grade securities	684,097	15.8%
Mezzanine and other subordinate loans	457,224	10.6%
Non-investment grade net lease(2)	259,810	6.0%
Investment grade net lease(2)	241,785	5.6%
Total	$4,324,147	100.00%

(1) Includes $143.8 million of junior participations in first mortgages.
(2) Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Investor Relations
Julie Tu
(212) 827-3776